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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Pzena Investment Management, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 25, 2008

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of stockholders of Pzena Investment Management, Inc. The meeting will be held at 10:00 a.m. local time on Tuesday, May 20, 2008 at our offices located at 120 West 45th Street, 20th Floor, New York, New York 10036.

        The attached Notice of Annual Meeting of Stockholders and Proxy Statement describes the formal business to be transacted at the meeting. Our directors and executive officers will be present at the meeting to respond to questions from our stockholders.

        All holders of record of the Company's shares of common stock outstanding as of the close of business on April 21, 2008 will be entitled to vote at the Annual Meeting.

        Please sign and return the enclosed proxy card promptly in the postage-paid envelope.

                      Sincerely,

                      Richard S. Pzena
                       Chairman
                      Chief Executive Officer
                      Co-Chief Investment Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 20, 2008

        Notice is hereby given that the Annual Meeting of stockholders of Pzena Investment Management, Inc. will be held at 10:00 a.m. local time at our offices located at 120 West 45th Street, 20th Floor, New York, New York 10036, for the following purposes:

  1.
  To elect five directors to our Board of Directors;

  2.
  To ratify the appointment of Ernst & Young LLP as independent auditors for our Company for our fiscal year ended December 31, 2008; and

  3.
  To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements of the Annual Meeting.

        You must have owned shares of the Company's common stock as of the close of business on April 21, 2008 in order to be entitled to receive notice of, and to vote on, all matters presented at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we ask you to please complete, sign and return the enclosed proxy card.

                      By order of the Board of Directors,

                      Joan F. Berger
                       Corporate Secretary

New York, New York
April 25, 2008

i

PZENA INVESTMENT MANAGEMENT, INC.
120 West 45th Street
New York, New York 10036

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
to be held at 10:00 a.m. on May 20, 2008

        In this Proxy Statement, "we," "our," and "us" refers to Pzena Investment Management, Inc. (also referred to as the "Company") and its consolidated subsidiaries, except that, prior to the consummation of our initial public offering and the reorganization on October 30, 2007, these terms refer to Pzena Investment Management, LLC and its consolidated subsidiaries.

THE ANNUAL MEETING

        We are furnishing this Proxy Statement to the stockholders of Pzena Investment Management, Inc. as part of the solicitation of proxies by the Board of Directors for use at the Annual Meeting. The Chairman's letter, the Notice of Annual Meeting of Stockholders, this Proxy Statement, the accompanying proxy card for holders of common stock and the accompanying annual report on Form 10-K for our fiscal year ended December 31, 2007 are first being mailed to stockholders on or about April 25, 2008.

Date, Time and Place

        We will hold the Annual Meeting of Stockholders on Tuesday, May 20, 2008, at 10:00 a.m. local time, at our offices at 120 West 45th Street, New York, New York 10036.

Proposals to be Considered at the Annual Meeting

        At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

  I.
  To elect five directors to our Board of Directors.

  II.
  To ratify the appointment of Ernst & Young LLP as independent auditors for our Company for our fiscal year ending December 31, 2008.

  III.
  To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

Who Can Vote

        You are entitled to vote if you were a holder of record of the common stock of our Company as of the close of business on April 21, 2008 (the "Record Date"). Your shares can be voted at the meeting only if you are present or represented by a valid proxy card.

        All holders of common stock as of the Record Date will be entitled to vote for the election of five directors to be elected at the Annual Meeting and upon the ratification of our independent auditors.

        A list of the stockholders of record of the common stock of our Company as of the Record Date will be available for examination during ordinary business hours, for any purpose germane to the Annual Meeting, at our offices at 120 West 45th Street, 20th Floor, New York, New York 10036 for a period of at least ten days before the Annual Meeting.

Shares Outstanding and Entitled to Vote; Quorum

        As of the Record Date, there were 6,123,494 shares of Class A common stock outstanding and 57,950,910 shares of Class B common stock outstanding. Each holder of Class A common stock represented at the Annual Meeting shall be entitled to cast one vote for each share of Class A common stock held. Each holder of Class B common stock represented at the Annual Meeting shall be entitled to cast five votes for each share of Class B common stock held. The holders of our Class A and Class B common stock, voting together, are entitled to elect the directors and ratify the appointment of the independent auditors.

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the transaction of business at the Annual Meeting.

Vote Required

        If a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if he receives a plurality of the votes cast at the Annual Meeting.

        If a quorum is present, the ratification of Ernst & Young LLP as our independent auditors for our fiscal year ending December 31, 2008 will require the vote of the holders of a majority of the total number of votes of the common stock represented at the meeting and entitled to vote.

        We have retained American Stock Transfer & Trust Company, the transfer agent for our common stock, to tabulate the votes at the Annual Meeting.

Effect of Abstentions, Withheld Votes and Broker Non-Votes

        Shares of stock represented by properly executed proxies that reflect abstentions, withheld votes and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum. "Broker non-votes" are proxies received from brokers or other nominees for the beneficial owners of the shares in which the broker or nominee votes on some matters, but not on others because it does not have discretionary authority to vote and has not received voting instructions from the beneficial owner of the shares. Withheld votes and broker non-votes will have no effect on the outcome of the vote on the election of directors. However, abstentions and broker non-votes will have the effect of a vote against the proposal to ratify the appointment of our independent auditors.

Voting by Directors and Executive Officers

        At the close of business on the Record Date, our Company's directors and executive officers owned and were entitled to vote an aggregate of 24,594 shares of Class A common stock and 49,276,601 shares of Class B common stock, which represented approximately 83.3% of the combined voting power of the outstanding shares of common stock of our Company. Each of our directors and executive officers have indicated their present intention to vote, or cause to be voted, their shares of common stock for the election of the directors named herein and for the ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008. Accordingly, the election of the directors named herein and the ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008 is assured.

How You Can Vote

        If you hold shares of our common stock, you may vote by proxy or in person at the Annual Meeting. To vote by proxy, simply mark your proxy card "for," "against," "withhold" or "abstain" with respect to the proposals to be voted upon, date and sign it, and return it in the postage-paid envelope provided. All shares entitled to vote and represented by properly executed proxy cards that are received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards.

        If you are not the holder of record of your shares (i.e., they are held in the name of a broker, bank or other nominee), you will receive a voting card from your broker, bank or other nominee (or an agent acting on behalf of such institution) that you must return to your broker, bank or other nominee, or its agent, in order for your shares to be voted. Your shares will then be voted by proxy by your broker, bank or other nominee.

        If your shares of common stock are held by a broker, bank or other nominee and you wish to vote those shares in person at the Annual Meeting, you must obtain from the nominee holding your shares a properly executed legal proxy, identifying you as a stockholder of our Company, authorizing you to act on behalf of the nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.

        There will be no voting by telephone or via the Internet.

Voting of Proxies

        Where a signed proxy card is returned, but no specific instructions are indicated, your shares will be voted FOR each of the proposals. Proxy cards marked as abstaining or withholding a vote will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as a vote cast in respect of any matter as to which abstinence or withholding a vote is indicated.

Revocation of Proxy Card

        If you vote by proxy card, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by:

  •
  signing a written notice of revocation, dated later than the proxy card, and returning it to us, at 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary), prior to the Annual Meeting;

  •
  signing another proxy card with a later date and returning it to us, at 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary), prior to the Annual Meeting; or

  •
  attending the Annual Meeting in person and casting a ballot (although attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy card).

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our Class A common stock and Class B common stock by the following persons as of the Record Date (except as otherwise noted):

  •
  each of our named executive officers, as defined in "Executive Compensation—Compensation Discussion and Analysis—Principal Components of Executive Compensation";

  •
  each of our directors;

  •
  all of our directors and executive officers as a group; and

  •
  each person, or group of affiliated persons, known to us to beneficially own more than 5% of our Class A common stock or Class B common stock.

        The information as to the number of shares beneficially owned by the individuals and entities listed below is derived from reports filed with the Securities and Exchange Commission (the "SEC") by such persons and Company records. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying options and warrants that are exercisable within 60 days of the Record Date are considered to be outstanding. However, the numbers in the percent of combined voting power column do not give effect to any options or warrants held by the persons listed in the table. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws, where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

        The address for those individuals for which an address is not otherwise indicated is: c/o Pzena Investment Management, Inc., 120 West 45th Street, New York, New York 10036.

	Class A Shares Beneficially Owned(1)		Class B Shares Beneficially Owned(1)
	Number of Shares	Percent(2)	Number of Shares		Percent(3)	Percent Combined Voting Power
Name of Beneficial Owner
Richard S. Pzena	106	*	24,728,620	(4)	42.7	41.8
Wayne A. Palladino	—	—	289,110	(5)	*	*
John P. Goetz	—	—	6,151,755	(6)	10.6	10.4
A. Rama Krishna	—	—	5,303,915	(6)	9.2	9.0
William L. Lipsey	—	—	5,537,910	(6)	9.6	9.4
Steven M. Galbraith	6,872	*	—		—	*
Joel M. Greenblatt	5,872	*	7,265,291	(7)	12.5	12.3
Richard P. Meyerowich	5,872	*	0		0	*
Myron E. Ullman, III	5,872	*	0		0	*
All executive officers and directors as a group (9 persons)	24,594	*	49,276,601		85.0	83.3

	Class A Shares Beneficially Owned(1)		Class B Shares Beneficially Owned(1)
	Number of Shares	Percent(2)	Number of Shares	Percent(3)	Percent Combined Voting Power
Morgan Stanley(8) 1585 Broadway New York, NY 10036	1,843,999	30.1	—	—	*
Pennant Capital Management, LLC(9) 26 Main Street, Suite 203 Chatham, NJ 07928	794,400	13.0	—	—	*
ClearBridge Advisors, LLC(10) 399 Park Avenue New York, NY 10022	520,810	8.5	—	—	*
Putnam LLC(11) One Post Office Square Boston, MA 02109	390,690	6.4	—	—	*
AXA Financial Inc.(12) 25 Avenue, Matignon 75008 Paris, France	333,400	5.4	—	—	*
Brahman Capital Corp.(13) 655 Third Avenue, 11th Floor New York, NY 10017	313,900	5.1	—	—	*

*
Less than 1%

(1)
Each share of our Class A common stock is entitled to one vote per share and each share of our Class B common stock is entitled to five votes per share, for so long as the number of shares of our Class B common stock outstanding constitutes at least 20% of the total number of shares of our common stock outstanding.

(2)
Based on 6,123,494 shares of Class A common stock outstanding as of the Record Date.

(3)
Based on 57,950,910 shares of Class B common stock outstanding as of the Record Date.

(4)
Includes 6,258,600 shares of our Class B common stock directly held by certain trusts established by Mr. Pzena for estate planning purposes. Mr. Pzena may be deemed to beneficially own the shares of our Class B common stock that are directly held by these trusts because, pursuant to the terms of the applicable trust agreements, he may be considered to share dispositive power over securities held by these trusts, along with their respective trustees. Mr. Pzena disclaims beneficial ownership of the shares of Class B common stock held by these trusts.

(5)
Includes immediately exercisable options to purchase 10,000 membership units in our operating company, Pzena Investment Management, LLC, which, upon exercise, will entitle Mr. Palladino to the corresponding number of shares of our Class B common stock. Does not include options to purchase 30,000 shares of our Class B common stock, none of which are exercisable within 60 days of the Record Date.

(6)
Includes shares of Class B common stock held directly by estate planning vehicles established by the executive officer for the benefit of his family members. The executive officer disclaims beneficial ownership of all shares of Class B common stock directly held by the applicable vehicle.

(7)
By Milestone Associates, LLC, an investment vehicle of which Mr. Greenblatt is the managing member and in which Mr. Greenblatt, together with certain trusts established for the benefit of his immediate family members, beneficially owns 50% of the currently outstanding membership interests.

(8)
The number of shares owned is given as of February 14, 2008, and is based on information included in the Form 13G/A filed by Morgan Stanley and certain subsidiaries with the SEC on such date. According to the Form 13G/A, Morgan Stanley has sole dispositive power over 1,843,999 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power over 1,635,541 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.

(9)
The number of shares owned is given as of February 21, 2008, and is based on information included in the Form 13G filed by Pennant Capital Management, LLC and certain subsidiaries with the SEC on such date. According to the Form 13G, Pennant Capital Management, LLC has sole dispositive power over zero shares of our Class A common stock, shared dispositive power over 794,400 shares of our Class A common stock, sole voting power of over zero shares of our Class A common stock and shared voting power over 794,400 shares of our Class A common stock.

(10)
The number of shares owned is given as of February 14, 2008, and is based on information included in the Form 13G filed by ClearBridge Advisors, LLC with the SEC on such date. According to the Form 13G, ClearBridge Advisors, LLC has sole dispositive power over zero shares of our Class A common stock, shared dispositive power over 520,810 shares of our Class A common stock, sole voting power of over zero shares of our Class A common stock and shared voting power over 520,810 shares of our Class A common stock.

(11)
The number of shares owned is given as of February 1, 2008, and is based on information included in the Form 13G filed by Putnam LLC with the SEC on such date. According to the Form 13G, Putnam LLC has sole dispositive power over zero shares of our Class A common stock, shared dispositive power over 390,690 shares of our Class A common stock, sole voting power of over zero shares of our Class A common stock and shared voting power over 137,770 shares of our Class A common stock.

(12)
The number of shares owned is given as of February 14, 2008, and is based on information included in the Form 13G filed by AXA Financial Inc. with the SEC on such date. According to the Form 13G, AXA Financial Inc. has sole dispositive power over 333,400 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 21,200 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.

(13)
The number of shares owned is given as of February 14, 2008, and is based on information included in the Form 13G/A filed by Brahman Capital Corp. and certain subsidiaries with the SEC on such date. According to the Form 13G/A, Brahman Capital Corp. has sole dispositive power over zero shares of our Class A common stock, shared dispositive power over 313,900 shares of our Class A common stock, sole voting power of over zero shares of our Class A common stock and shared voting power over 313,900 shares of our Class A common stock.

PROPOSAL 1:  ELECTION OF DIRECTORS

        At the Annual Meeting, five directors are to be elected to serve for a term of one year. The five nominees for director are:

      Richard S. Pzena
      Steven M. Galbraith
      Joel M. Greenblatt
      Richard P. Meyerowich
      Myron E. Ullman, III

        All of the nominees are currently members of our Board of Directors

        Our Board of Directors recommends that the stockholders vote FOR the election of the five directors named above to our Board.

        The persons named in the enclosed proxy card intend to vote for the election of the individuals named above unless the proxy card is marked to indicate a vote to withhold with respect to one or more individuals. Should any of the nominees become unable to serve when the election occurs, it is the intention of the person named in the enclosed proxy card to vote for the election of such other individuals as the Board of Directors recommends.

        There is no cumulative voting for the election of directors.

Our Directors and Officers

        The following table sets forth certain information concerning the directors and officers of our Company. (Ages are given as of the Record Date.)

Name	Age	Position
Richard S. Pzena	49	Chairman, Chief Executive Officer, Co-Chief Investment Officer
John P. Goetz	50	President, Co-Chief Investment Officer
A. Rama Krishna	44	President, International
William L. Lipsey	49	President, Marketing and Client Service
Wayne A. Palladino	49	Chief Financial Officer
Steven M. Galbraith	45	Director
Joel M. Greenblatt	50	Director
Richard P. Meyerowich	65	Director
Myron E. Ullman, III	61	Director

        Richard S. Pzena is our Chairman, Chief Executive Officer, Co-Chief Investment Officer. Prior to forming Pzena Investment Management, LLC (which we refer to as our operating company) in 1995, Mr. Pzena was the Director of U.S. Equity Investments and Chief Research Officer for Sanford C. Bernstein & Company. Mr. Pzena joined Sanford C. Bernstein & Company in 1986 as an oil industry analyst and was named to the Institutional Investor All America Research Team from 1988 to 1990. During 1990 and 1991, Mr. Pzena served as Chief Investment Officer, Small Cap Equities, and assumed his broader domestic equity role in 1991. Prior to joining Bernstein, Mr. Pzena worked for the Amoco Corporation in various financial and planning roles. He earned a B.S. summa cum laude and an M.B.A. from the Wharton School of the University of Pennsylvania in 1979 and 1980, respectively.

        John P. Goetz is our President, Co-Chief Investment Officer. Mr. Goetz joined us in 1996 as Director of Research and has been Co-Chief Investment Officer since 2005. Previously, Mr. Goetz held a range of key positions at Amoco Corporation for over 14 years, most recently as the Global Business

Manager for Amoco's $1 billion polypropylene business, where he had bottom-line responsibility for operations and development worldwide. Prior positions at Amoco included strategic planning, joint venture investments and project financing in various oil and chemical businesses. Prior to joining Amoco, Mr. Goetz had been employed by The Northern Trust Company and Bank of America. He earned a B.A. summa cum laude in Mathematics and Economics from Wheaton College in 1979 and an M.B.A. from the Kellogg School at Northwestern University in 1982.

        A. Rama Krishna is our President, International. Prior to joining us in 2003, Mr. Krishna was at Citigroup Asset Management, where he was Chief Investment Officer and Head—Institutional and International, and a member of the Citigroup Management Committee. Prior to Citigroup, Mr. Krishna was Director of International Equity Research, Portfolio Manager, International Equities and Chief Investment Officer, Emerging Markets Equities at Alliance Capital Management in New York, London and Tokyo. He has also worked at Credit Suisse First Boston, first as an Equity Research Analyst and ultimately as Chief Investment Strategies and Director—Equity Research. Mr. Krishna earned a joint M.B.A./M.A. in Asian Studies with a Japan Specialization from the University of Michigan in 1987 and a B.A. (Honors) in Economics from St. Stephen's College, The University of Delhi in 1984. Mr. Krishna received the Prize Fellowship in Japanese Business and the University Fellowship at the University of Michigan. He is a Chartered Financial Analyst.

        William L. Lipsey is our President, Marketing and Client Service. Before joining Pzena Investment Management in 1997, Mr. Lipsey was an Investment Advisory Consultant and a Senior Vice President at Oppenheimer & Company, Inc. Prior to joining Oppenheimer, Mr. Lipsey's career included positions at Morgan Stanley, Kidder Peabody and Hewitt Associates. At Morgan Stanley and Kidder Peabody, Mr. Lipsey managed assets for institutional and private clients. He earned a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1980 and an M.B.A. in Finance from the University of Chicago in 1986.

        Wayne A. Palladino is our Chief Financial Officer. Mr. Palladino was appointed our Chief Financial Officer in May 2007. Since 2002, he has served as our Head of Client Service. Prior to joining us in 2002, Mr. Palladino was Senior Vice President and Chief Financial Officer at the Lillian Vernon Corporation, a publicly-traded company, from 2000 to 2002. From 1991 to 2000, Mr. Palladino was Senior Vice President and Chief Financial Officer at Transworld Healthcare, Inc. (now known as Allied Healthcare International Inc.), also a publicly-traded company. He is currently a director of Allied Healthcare International Inc. He earned a B.S. in Economics and an M.B.A. in Finance with distinction from the Wharton School of the University of Pennsylvania in 1980 and 1983, respectively.

        Steven M. Galbraith currently serves as a member of our Board of Directors. Mr. Galbraith has been a partner of Maverick Capital, an investment management firm at which he has portfolio management responsibilities, since January 2004. Prior to joining Maverick Capital, Mr. Galbraith served as Chief Investment Officer and Chief U.S. Investment Strategist at Morgan Stanley from June 2000 to December 2003. Prior to joining Morgan Stanley, he was a partner at Sanford Bernstein, where he was an analyst in the packaged foods sector and the securities industry. Mr. Galbraith was also an employee of our operating company from June 1998 to March 1999. Mr. Galbraith is an Adjunct Professor at Columbia University Business School where he teaches securities analysis. He also serves on the Board of Trustees for the National Constitution Center in Philadelphia. Mr. Galbraith received his B.A. (summa cum laude) from Tufts University, where he was elected to Phi Beta Kappa.

        Joel M. Greenblatt currently serves as a member of our Board of Directors. Mr. Greenblatt has been a Managing Partner of Gotham Capital, a hedge fund that he founded, since 1985, and of Gotham Asset Management since 2002. For the past ten years, he has been an Adjunct Professor at Columbia University Business School where he teaches Value and Special Situation Investing. Mr. Greenblatt is the former Chairman of the Board of Alliant Techsystems, a NYSE-listed aerospace and defense company. He is the chairman of Harlem Success Academy, a charter school in New York City. He is the author of two books, You Can Be A Stock Market Genius (Simon & Schuster, 1997) and The Little Book That Beats The Market (John Wiley & Sons, 2005). Mr. Greenblatt earned a B.S. and an M.B.A. from the Wharton School of the University of Pennsylvania in 1979 and 1980, respectively.

        Richard P. Meyerowich currently serves as a member of our Board of Directors. Mr. Meyerowich worked in the New York office of Deloitte & Touche LLP from 1966 to 2005, including as a Senior Partner from 1978 to 2005. Mr. Meyerowich headed the National Investment Management Practice for over ten years and served as lead partner on major investment management entities, including SEC-registered mutual funds, unit investment funds, hedge funds, investment partnerships, separate accounts of insurance companies and commodity pools. He served two terms on the Investment Companies Committee of the American Institute of Certified Public Accountants. Since 2005, he has been an external consultant for Deloitte & Touche on quality control and technical advice. Mr. Meyerowich earned a B.S. in Economics from Wagner College in 1965.

        Myron E. (Mike) Ullman, III currently serves as a member of our Board of Directors. Mr. Ullman has been the Chairman and Chief Executive Officer of J.C. Penney Company since December 2004. From 1999 until January 2002, he served as Director General, Group Managing Director of LVMH Moet Hennessy Louis Vuitton, a leading luxury goods manufacturer and retailer based in Paris, France. From 1995 to 1999, Mr. Ullman served as Chairman and Chief Executive Officer of DFS Group Limited, the travel retailer, a majority-owned subsidiary of LVMH. Mr. Ullman served as Chairman and Chief Executive Officer of R.H. Macy & Co., Inc. from May 1992 to January 1995. Mr. Ullman was Group Managing Director of Wharf Holdings, Ltd. in Hong Kong from 1986 to 1989. He served as Executive Vice President of Federated Department Stores division in Dallas from 1982 until 1986. Mr. Ullman currently serves as a director of Starbucks Coffee Company and Vice Chairman of the National Retail Federation. Mr. Ullman is a director and former chairman of the UCSF Medical Center Executive Board in San Francisco and is Chairman of the Board of Mercy Ships International, a global medical and human services charity. Mr. Ullman earned a B.S. in Industrial Management in 1969 from the University of Cincinnati and an Honorary Doctorate from the same school in 2006.

        All directors of our Company are elected by the stockholders for a one-year term and hold office until their successors are elected and qualified, or until their earlier death, resignation or removal. Officers are chosen by, and serve at the discretion of, the Board of Directors, subject to any applicable employment contracts. There are no family relationships among our directors and officers.

Director Independence

        Our Board of Directors has determined that Steven M. Galbraith, Richard P. Meyerowich, and Myron E. Ullman, III are "independent directors," as such term is defined in the rules of the New York Stock Exchange ("NYSE"). The only current members of our Board of Directors who are not independent are Richard S. Pzena and Joel M. Greenblatt, both of whom own more than 10% of the outstanding shares of our Class B common stock, and one of whom serves as an executive officer of our Company.

        Under the NYSE corporate governance rules, a majority of the board of directors (and each member of the Audit, Compensation and Nominating and Corporate Governance Committees) must be independent. Under the NYSE corporate governance rules, a director is deemed independent if the director has no disqualifying relationship, as defined in the NYSE corporate governance rules, and if the board of directors has affirmatively determined that the director has no material relationship with the Company, either directly or as a partner, stockholder, officer or employee of an organization that has a relationship with the Company.

        All of the members of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee are "independent directors," as such term is defined in the rules of the NYSE. The members of our Audit Committee also satisfy the requirements for independence imposed upon audit committee members by Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by the SEC.

Meetings of the Board of Directors

        The business and affairs of our Company are managed under the direction of our Board of Directors. Members of the Board of Directors are informed about our Company's affairs through various reports and documents distributed to them, through operating and financial reports routinely presented at meetings of the Board of Directors and committee meetings by the chairman and other officers, and through other means. In addition, directors of our Company discharge their duties throughout the year not only by attending Board of Directors' meetings, but also through personal meetings and other communications, including telephone contact with the Chairman and others regarding matters of interest and concern to our Company.

        A director is expected to spend the time and effort necessary to properly discharge his responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and the committees on which such director sits, and to review prior to the meetings material distributed in advance for each such meeting.

        During our fiscal year ended December 31, 2007, our Company's Board of Directors held one formal meeting and acted by unanimous written consent in lieu of a meeting on six separate occasions. During our fiscal year ended December 31, 2007, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and any committees on which he served.

Board Committees

        Although we would qualify for the "controlled company" exemption from certain of the corporate governance rules of the NYSE, our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each consisting solely of independent directors, and our Board of Directors has adopted charters for its committees that comply with the NYSE and SEC rules relating to corporate governance matters. We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our Chief Executive Officer and our Chief Financial Officer, and a Code of Ethics for Senior Financial Officers. Copies of the committee charters, as well as our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers, are available on our website at www.pzena.com under "Investor Relations" and are also available in print, free of charge, upon request to Investor Relations at Pzena Investment Management, Inc., 120 West 45th Street, 20th Floor, New York, New York 10036.

        To date, our Company's independent directors have not chosen an individual director to preside at each executive session of the non-management directors, but rather make the determination at each executive session on an ad-hoc basis.

Audit Committee

        Our Audit Committee assists our Board of Directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence, and the performance of our independent registered public accounting firm.

        Our Audit Committee's responsibilities include, among others:

  •
  reviewing the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracking management's corrective action plans where necessary;

  •
  reviewing our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;

  •
  reviewing our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and

  •
  having the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm.

        The current written charter for the Audit Committee was adopted by our Board of Directors on October 24, 2007. A copy of the charter of the Audit Committee is available on our website at www.pzena.com.

        Messrs. Galbraith, Meyerowich and Ullman currently serve on the Audit Committee and Mr. Meyerowich serves as its chair. Our Board of Directors has determined that Mr. Meyerowich is an "audit committee financial expert" as such term is defined in the rules and regulations of the SEC.

        The Audit Committee held one formal meeting during our fiscal year ended December 31, 2007, and acted by unanimous written consent in lieu of a meeting on one occasion during that period.

Compensation Committee

        Our Compensation Committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our executive officers.

        Our Compensation Committee's responsibilities include:

  •
  reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our executive officers;

  •
  overseeing and administering, and making recommendations to our Board of Directors with respect to, our cash and equity incentive plans; and

  •
  reviewing and making recommendations to the Board of Directors with respect to director compensation.

        The current written charter for the Compensation Committee was adopted by our Board of Directors on October 24, 2007. A copy of the charter of the Compensation Committee is available on our website at www.pzena.com.

        Messrs. Galbraith, Meyerowich and Ullman currently serve on the Compensation Committee and Mr. Galbraith serves as its chair.

        The Compensation Committee held one formal meeting during our fiscal year ended December 31, 2007; it did not act by unanimous written consent during that period.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee assists our Board of Directors by:

  •
  identifying and recommending to our Board of Directors individuals qualified to serve as directors of our Company and on committees of the Board of Directors;

  •
  advising the Board of Directors on board composition, procedures and committees;

  •
  initiating and overseeing governance policies such as our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers; and

  •
  overseeing the evaluation of the Board and Company management.

        On October 24, 2007, our Board of Directors adopted a Nominating and Corporate Governance Committee charter. A copy of the charter of the Nominating and Corporate Governance Committee is available on our website at www.pzena.com.

        Messrs. Galbraith, Meyerowich and Ullman currently serve on the Nominating and Corporate Governance Committee and Mr. Ullman serves as its chair.

        The Nominating and Corporate Governance Committee did not meet during our fiscal year ended December 31, 2007, nor did it act by unanimous written consent during that period.

Director Nominations

        Our Corporate Governance Guidelines provide that, in selecting director nominees, the Nominating and Corporate Governance Committee shall consider at a minimum: (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and (b) the nominee's reputation for honesty and ethical conduct in his or her personal and professional activities.

        The Nominating and Corporate Governance Committee charter provides that, in recommending the selection of a nominee for director, the Nominating and Corporate Governance Committee shall do so based on such nominee's experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board. In addition, the Nominating and Corporate Governance Committee charter provides that the Committee shall, in identifying candidates for membership on the Board, consult with the Chief Executive Officer and shall take into account all factors it considers appropriate as set forth in the Board's Corporate Governance Guidelines.

        Pursuant to our by-laws, nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, such meeting, and (ii) who complies with the following notice procedures.

        For a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary. To be timely, a stockholder's notice to the Corporate Secretary must be delivered to, or mailed and received at, the principal executive offices of the Company (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed, or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed, or public disclosure of the date of the special meeting was made, whichever first occurs.

        To be in proper written form, a stockholder's notice to the Corporate Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person , and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director, if elected. No person nominated for election by a stockholder shall be eligible for election as a director of the Company unless nominated in accordance with the above procedures. If the chairman of the stockholder meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

        The Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Board of Directors believes that it is appropriate for us not to have such a policy in light of the right of stockholders under our by-laws to nominate director candidates directly, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board. Notwithstanding that our Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of director nominees submitted by stockholders, our Board of Directors has adopted a resolution pursuant to which it has directed the Nominating and Corporate Governance Committee to consider director nominees recommended by stockholders. Pursuant to this resolution, a stockholder who desires to recommend a director nominee should send a written statement to Pzena Investment Management, Inc., 120 West 45th Street, New York, New York 10036 (Attention: Corporate Secretary), within the time frames set forth above with regard to director nominations by stockholders. The written statement should also include the information set forth above required to be included in director nominations by stockholders.

        To date, no stockholder nominations for directors have been made nor have any stockholder recommendations for directors been received by the Nominating and Corporate Governance Committee. All directors to be elected at the Annual Meeting of Stockholders have served in such capacity since the initial public offering of our Class A common stock in October 2007.

Communications with the Board

        Stockholders interested in communicating directly with the Board, non-management directors or an individual director may do so by writing to the Company's Secretary, Pzena Investment Management, Inc., 120 West 45th Street, 20th Floor, New York, New York 10036, Attention: Board of Directors, Non-management Directors or the name of the individual director, as applicable. Communications are distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to its duties and responsibilities should be excluded, such as mass mailings, resumes, other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Audit Committee.

Attendance at Annual Meetings by Board Members

        The Corporate Governance Guidelines of our Company provide that directors are invited and encouraged to attend our Company's annual meeting of stockholders and that a director who is unable to attend is expected to notify the Chairman. This year's Annual Meeting of Stockholders is our first annual meeting of stockholders since the initial public offering of our Class A common stock in October 2007.

Code of Conduct

        We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our Chief Executive Officer and our Chief Financial Officer, and a Code of Ethics for Senior Financial Officers. Copies of the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers, are available on our website at www.pzena.com and are also available in print, free of charge, upon request to Investor Relations.

Report of the Audit Committee

        The information contained in this report shall not be deemed "soliciting material" or to be "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

        The Audit Committee is appointed by the Board of Directors to assist our Board of Directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence, and the performance of our independent registered public accounting firm. Management has primary responsibility for preparing the financial statements and financial reporting process. Our independent auditors for our fiscal year ended December 31, 2007, Ernst & Young LLP, were responsible for expressing an opinion on the conformity of our audited consolidated financial statements and financial statement schedules to accounting principles generally accepted in the United States.

        The Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of our Company for our fiscal year ended December 31, 2007.

  2.
  The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, entitled "Communications with Audit Committees" ("SAS 61"), as adopted by the Public Company Accounting Oversight Board. SAS 61 requires the auditor to communicate a number of items to the audit committee during the course of the financial statement audit, including, but not limited to, the auditor's responsibility under generally accepted auditing standards and significant accounting policies and unusual transactions.

  3.
  The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, entitled "Independence Discussions with Audit Committees," as adopted by the Public Company Accounting Oversight Board, and has discussed with Ernst & Young LLP its independence from our Company.

  4.
  Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of our Company be included in our annual report on Form 10-K for our fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

        The undersigned members of the Audit Committee have submitted this report to the Board of Directors.

Respectfully submitted:

Audit Committee Richard P. Meyerowich, Chairman Steven M. Galbraith Myron E. Ullman, III

EXECUTIVE COMPENSATION

Compensation Committee Report

        The information contained in this report shall not be deemed "soliciting material" or to be "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below, and based upon such review and discussions, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted:
Compensation Committee Steven M. Galbraith, Chairman Richard P. Meyerowich Myron E. Ullman, III

Compensation Discussion and Analysis

        This section discusses the principles underlying our policies and decisions relating to the executive officers' compensation. This information describes the manner and context in which compensation is earned by and awarded to our executive officers and provides perspective on the tables and narrative that follows.

  Philosophy and Objectives of Our Executive Compensation Program

        Our compensation philosophy relies heavily on performance-based cash compensation and equity compensation. The total compensation package is designed to reward past performance and encourage future contributions to achieving the Company's strategic goals and enhancing stockholder value.

        We emphasize incentive compensation in our overall compensation package for our executive officers. Our long-term incentive program uses a combination of restricted stock units and options.

        Our compensation program for our executive officers is designed to meet the following objectives:

  •
  attract and retain top-tier professionals within the investment management industry;

  •
  link total compensation to individual, team and Company performance; and

  •
  align executives' interests with those of the Company's stockholders.

  Administration of Our Executive Compensation Program

        Prior to the consummation of our initial public offering on October 30, 2007, Messrs. Pzena, Goetz, Krishna, Lipsey, the four members of our operating company's executive committee (the "Executive Committee"), had responsibility for establishing and administering compensation practices throughout our firm. Currently, it is the responsibility of the Compensation Committee of our Board of Directors to establish and administer compensation programs and practices with respect to our directors and executive officers, including the named executive officers. All of the members of our Compensation Committee are independent directors. Taking into consideration that our initial public offering was completed in late-2007, protocols regarding establishment of our executive officer compensation were in transition for 2007. Accordingly, our Company continued to function primarily based on past administrative practices through the end of 2007. In this regard, for 2007, the Compensation Committee confirmed Executive Committee compensation recommendations presented by Mr. Pzena. These recommendations were consistent with past Executive Committee practices regarding salary and bonus compensation. Further, while the 2007 options award portion of Mr. Palladino's compensation was reviewed by the Compensation Committee, Mr. Palladino's remaining 2007 compensation (salary and bonus) was determined by the Executive Committee in line with previously established practices, including, but not limited to, the use of compensation consultant survey information. Commencing in 2008, we intend to fully transition responsibilities regarding review and approval of executive officer compensation to the Compensation Committee, in accordance with the established protocol reflected in its charter.

  Principal Components of Executive Compensation

        We have established compensation practices that directly link compensation with our performance, as described below. These practices apply to all of our professionals, including our named executive officers, Messrs. Pzena, Goetz, Krishna, Lipsey and Palladino. Ultimately, ownership in our operating company is the primary tool that we use to attract and retain professionals, including the named executive officers. As of March 26, 2008, our employees held 76.8% of the ownership interests in our operating company, the substantial majority of which is held by the four members of the Executive Committee, Messrs. Pzena, Goetz, Krishna and Lipsey, together with their estate planning vehicles.

        We provide the following elements of compensation to our named executive officers:

  (i)
  cash compensation, consisting of a base salary;

  (ii)
  annual discretionary cash bonuses;

  (iii)
  mandatory deferred compensation;

  (iv)
  equity-based compensation and related distributions of earnings of our operating company; and

  (v)
  perquisites.

        Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between currently paid out and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

        It is customary in the investment management industry to provide for base salaries and discretionary bonuses to be paid to executives upon whom the Company relies for its success. Cash compensation in the form of a fixed base salary and discretionary cash bonuses constitute only a portion of the compensation that we pay our executive officers. We have used a compensation consultant to provide us with survey information concerning compensation levels in the investment management industry.

  (i)
  Base Salary.    Consistent with industry practice, the base salaries for our executive officers generally account for a relatively small portion of their overall compensation. As further discussed below under "Executive Employment Agreements," Messrs. Pzena, Goetz, Krishna and Lipsey received a base salary for 2007 at the annual rate of $300,000 and will continue to receive a base salary of $300,000 for each of the next three years.

  (ii)
  Cash Bonuses.    As further discussed below under "Executive Employment Agreements," Messrs. Pzena, Goetz, Krishna and Lipsey may be paid a maximum annual bonus of $2,700,000 each for each of the next three years. In 2007, the determination of the amount of annual bonuses paid to our executive officers generally reflected our overall performance, as well as a number of subjective considerations, including the contributions of the executive officer to our success during the year. In the case of Messrs. Pzena, Goetz, Krishna and Lipsey, the amount of cash bonuses in the future will be determined by the Compensation Committee of our Board of Directors, in its sole discretion, subject to a maximum annual bonus of $2,700,000 each for each of the next three years.

  (iii)
  Mandatory Deferred Compensation.    The purpose of the Pzena Investment Management, LLC Amended and Restated Bonus Plan, which we refer to as the Bonus Plan, is to enable us to attract, retain, motivate and reward highly qualified individuals who provide services to us by, among other things: (a) providing for grants of bonus compensation; and (b) providing that a portion of the bonus awards made to certain highly compensated individuals, including the executive officers, shall be deferred on a mandatory basis and shall vest, and become payable, over a four-year period. These amounts are reflected in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" below.

  (iv)
  Equity Based Compensation and Distribution of Earnings of Our Operating Company.    We have awarded many of our employees, including our executive officers, ownership interests in our operating company. The substantial majority of the remuneration that members of the Executive Committee receive from us consists of cash distributions in proportion to their respective ownership interests of our operating company. A significant portion of the income received by our Chief Financial Officer from us consists of these distributions as well. The executive officers each have substantial ownership interests in our operating company. They receive distributions in respect of their membership units in the same amount and at the same time as distributions are made on all other membership units, including Class A units, which creates an alignment of their interests with those of our Class A stockholders. In the three years ended December 31, 2007, distributions in respect of membership units owned by each of the members of the Executive Committee constituted from 65% to 97% of the total income they received from us and we expect that this will continue in the future. A significant portion of the total income that our Chief Financial Officer received from us in this same period was in the form of distributions in respect of his membership interest in our operating company. With respect to 2007, our executive officers received approximately the following cash distributions in proportion to their respective total ownership interests (which includes both compensatory units and capital units) in our operating company, including membership interests held by their estate planning vehicles with respect to which they disclaim beneficial ownership: Mr. Pzena, $61.1 million; Mr. Goetz, $15.1 million; Mr. Krishna, $12.6 million; Mr. Lipsey, $13.5 million; and Mr. Palladino, $0.6 million. These distributions included a one-time payment of undistributed earnings generated prior to our initial public offering.

    We adopted the Pzena Investment Management, LLC 2006 Amended and Restated Equity Incentive Plan ("PIM LLC 2006 Equity Incentive Plan"), effective January 1, 2007, which permits the grant of a variety of equity awards relating to membership units of our operating company, including options to purchase membership units and restricted membership units. In 2007, we granted 20,000 options to purchase Class B membership units to our Chief Financial Officer. All options that have been granted under the PIM LLC 2006 Equity Incentive Plan were granted with an exercise price equal to the fair market value of the underlying membership units on the date of grant, as determined by the committee administering the plan.

    We intend to continue to award equity-based incentives under the PIM LLC 2006 Equity Incentive Plan as an incentive to encourage ownership in our operating company.

  (v)
  Perquisites.    We offer each of our employees, including each of the named executive officers, our investment management services, if they place their funds with us, without charging any advisory fees typically associated with these services. This benefit is provided at no incremental cost to us.

Executive Employment Agreements

        We determined that it was in the best interests of our stockholders and the owners of our operating company to enter into employment agreements with the four members of the Executive Committee, collectively referred to herein as managing principals.

        On October 30, 2007 we entered into employment agreements with each of Messrs. Pzena, Goetz, Krishna and Lipsey. Pursuant to the terms of the individual employment agreements, (i) Mr. Pzena serves as our Chief Executive Officer, Co-Chief Investment Officer; (ii) Mr. Goetz serves as our President, Co-Chief Investment Officer; (iii) Mr. Krishna serves as our President, International; and (iv) Mr. Lipsey serves as our President, Marketing and Client Service. Each of Messrs. Pzena, Goetz, Krishna and Lipsey will serve for an initial term of three years, subject to automatic, successive one-year extensions thereafter unless either party gives the other 60 days prior notice that the term will not be extended. Each agreement provides for: (i) an annual base salary of $300,000, and (ii) an annual bonus, the amount of which will be determined by our Compensation Committee, subject to a maximum annual bonus of $2,700,000 each for each of the next three years. These annual bonuses will be subject to the provisions of our Bonus Plan. We have not entered into an employment agreement with Mr. Palladino, our Chief Financial Officer.

        The following is a description of certain restrictive covenants by which Messrs. Pzena, Goetz, Krishna and Lipsey, as well as other employee members, have agreed to be bound.

  Non-Competition

        Pursuant to the terms of the amended and restated operating agreement of Pzena Investment Management, LLC, all employees who are members of Pzena Investment Management, LLC have agreed not to compete with us during the term of their employment with us. In addition, each of Messrs. Pzena, Goetz and Lipsey have agreed not to compete with us for a period of three years following the termination of his employment. Mr. Krishna has agreed not to compete with us for a period of 18 months following (i) his notice of resignation, which must be given six months prior to the termination of his employment with us pursuant to his agreement, or (ii) the date of any other termination of his employment with us. Other employee members of Pzena Investment Management, LLC have agreed not to compete with us for a period of up to six months following the termination of his or her employment, if the employee member and his or her permitted transferees collectively hold at that time more than 1% of all the Class B units outstanding and if he or she continues to receive compensation during this non-competition period.

  Non-Solicitation

        The managing principals have agreed not to solicit our clients or any other employees of Pzena Investment Management, LLC during the term of their employment and for three years thereafter. Other employee members of Pzena Investment Management, LLC are subject to similar non-solicitation provisions during the term of their employment and 18 months thereafter.

  Forfeiture of Class B Units

        Unless otherwise determined by our Board of Directors, in its sole discretion, or previously agreed to by the employee member, his or her permitted transferees and us:

  •
  if an employee member (including a managing principal) is terminated for cause, the employee member and any of his or her permitted transferees would forfeit all of his, her or their unvested Class B units, if any, and a number of vested Class B units that is equal to 75% of the number of vested Class B units collectively held by the employee member and his or her permitted transferees, in each case as of the date of the termination of his or her employment, and

  •
  if a managing principal breaches any of the non-competition or non-solicitation covenants described above, the managing principal and any of his or her permitted transferees would forfeit all of his, her or their unvested Class B units, if any, and an aggregate number of vested Class B units that is equal to 50% of the number of vested Class B units collectively held by the managing principal and his or her permitted transferees, in each case as of the earlier of the date of his or her breach or the termination of his or her employment.

Executive Compensation

        Prior to the consummation of our initial public offering on October 30, 2007, our business was conducted through a limited liability company. As a result, until such date, the compensation of the persons who are our executive officers had not been of the type generally used by corporations, as further described below. The compensation information for Mr. Palladino, as provided in the table below, includes compensation he received while he served only as our Head of Client Service and prior to being appointed our Chief Financial Officer in May 2007.

        The following table sets forth certain summary information concerning compensation provided by Pzena Investment Management, LLC during the fiscal years ended December 31, 2007 and 2006 to our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers, whom we refer to collectively as the named executive officers. The amounts set forth under the Unit Awards and Option Awards columns are calculated in accordance with the rules of the SEC and may not reflect actual amounts received by the named executive officer.

Summary Compensation Table

Name and Principal Position	Year	Salary(2)	Bonus(3)	Unit Awards(4)	Option Awards(5)	Non-Equity Incentive Plan Compensation(6)	All Other Compensation(7)	Total
Richard S. Pzena, Chief Executive Officer, Co-Chief Investment Officer	2007 2006	$260,000 121,950	$1,603,000 2,833,000	$41,988,447 84,893,296	— —	$692,000 —	$33,750 33,000	$44,577,197 87,881,246
Wayne A. Palladino, Chief Financial Officer(1)	2007 2006	250,000 130,000	350,000 351,100	1,345,064 2,650,674	60,400 —	— —	33,750 33,000	2,039,214 3,164,774
John P. Goetz, President, Co-Chief Investment Officer	2007 2006	250,000 121,950	1,479,500 2,533,000	10,711,311 36,415,865	— —	603,000 —	33,750 33,000	13,077,561 39,103,815
A. Rama Krishna, President, International	2007 2006	250,000 129,600	1,403,000 2,325,000	8,254,462 38,350,487	— —	552,000 —	33,750 33,000	10,493,212 40,838,087
William L. Lipsey, President, Marketing and Client Service	2007 2006	250,000 121,950	1,148,000 1,834,000	10,658,523 35,561,064	— —	382,000 —	33,750 33,000	12,472,273 37,550,014

(1)
Mr. Palladino became our Chief Financial Officer in May 2007.

(2)
Amounts represent guaranteed payments made to the named executive officers.

(3)
Amounts represent the aggregate guaranteed and discretionary bonuses paid to the named executive officers for the 2007 and 2006 fiscal years. There were no guaranteed bonuses in 2007. The guaranteed portion of these bonuses for 2006 was as follows: Mr. Pzena, $533,000; Mr. Palladino, $126,100; Mr. Goetz, $333,000; Mr. Krishna, $125,000; and Mr. Lipsey, $334,100.

(4)
Reflects the expense recognized during 2007 and 2006 associated with compensatory units in our operating company, including distributions in respect of such units, calculated pursuant to FAS 123(R). Pursuant to FAS 123(R), our operating company recognizes compensation expense associated with the granting of equity-based compensation based on the grant-date fair value of the award if it is classified as an equity instrument, and on the changes in settlement amount for awards that are classified as liabilities. Our operating company's compensatory unit-based awards had redemption features that necessitated their classification as liabilities and, accordingly, changes to their redemption values subsequent to the grant date have been included as a component of compensation expense. Distributions of $2.5 million, $0.1 million, $1.0 million, $1.9 million and $1.0 million were made to Messrs. Pzena, Palladino, Goetz, Krishna and Lipsey, respectively, and which distributions are attributable to the portion of the compensatory units held by them or their respective estate planning vehicles for the year ended December 31, 2007. For the year ended December 31, 2006, such distributions to Messrs. Pzena, Palladino, Goetz, Krishna and Lipsey totaled $5.7 million, $0.2 million, $2.4 million, $2.1 million and $2.4 million, respectively, with respect to the portion of the compensatory units held by them.

(5)
Amounts reflected represent the fair value of grants, on the date of grant, calculated in accordance with FAS 123(R). For a discussion of the FAS 123(R) assumptions utilized, see Note 2 to our consolidated financial statements included in our annual report on Form 10-K for our fiscal year ended December 31, 2007.

(6)
On January 1, 2007, we instituted the Bonus Plan, pursuant to which employees who earn in excess of $600,000 per year are required to defer a portion of their compensation in excess of this amount. Deferred amounts contributed by named executive officers may be invested, at their discretion, in certain of our investment strategies or a money market fund. Amounts shown represent the cash compensation deferred. Pursuant to the plan, each deferred amount vests as follows: (i) 25% on the first anniversary; (ii) 50% on the second anniversary; (iii) 75% on the third anniversary; and (iv) 100% on the fourth anniversary, provided that the named executive officer continues in service with us.

(7)
Represents a Company contribution to our operating company's simplified employee pension for each named executive officer.

Grants of Plan-Based Awards

        The following table sets forth information concerning grants of options in 2007 to any named executive officer.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(1)	Exercise or Base Price of Option Awards		Grant Date Fair Value of Option Awards(3)
Wayne A. Palladino	January 1, 2007	20,000	$13.53	(2)	$60,400

    (1)
    Represents options to acquire Class B units of our operating company awarded under the PIM LLC 2006 Equity Incentive Plan.

    (2)
    Represents that fair market value of a Class B unit on the date of grant, as determined by the committee administering the PIM LLC 2006 Equity Incentive Plan.

    (3)
    Amounts reflected represent the fair value of grants, on the date of grant, calculated in accordance with FAS 123(R). For a discussion of the FAS 123(R) assumptions utilized, see Note 2 to our consolidated financial statements included in our annual report on Form 10-K for our fiscal year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information relating to unexercised options held by any named executive officer as of December 31, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options		Option Exercise Price		Option Expiration Date
Wayne A. Palladino	10,000	(1)(2)	$13.53	(3)	January 1, 2017

    (1)
    Represents options to purchase Class B units of our operating company.

    (2)
    All of such options are currently exercisable.

    (3)
    Represents the fair market value of a Class B unit on the date of grant, as determined by the committee administering the PIM LLC 2006 Equity Incentive Plan.

Option Exercises and Units Vested

        The following table sets forth information concerning units of our operating company acquired upon the exercise of options by the named executive officers during 2007 and units of our operating company held by the named executive officers (or their respective estate planning vehicles) that vested during 2007.

	Option Awards		Unit Awards
Name	Number of Units Acquired on Exercise		Number of Units Acquired on Vesting(2)
Richard S. Pzena	—		3,258,685
Wayne A. Palladino	10,000	(1)	108,310
John P. Goetz	—		811,960
A. Rama Krishna	—		581,005
William L. Lipsey	—		835,255

    (1)
    Represents the number of Class B units of our operating company acquired by the named individual upon the exercise of options to purchase such Class B units held by such individual. The Class B units of our operating company are not publicly-traded. As of December 31, 2007, the named individual had not exchanged these Class B units for shares of our Class A common stock. Therefore, the named individual did not realize any amounts upon exercise of such options.

    (2)
    As of March 31, 2007, we accelerated the vesting of all compensatory units of our operating company (now known as Class B units of our operating company) then subject to vesting so that they became fully vested as of that date. As a result of such vesting, the named individual became fully vested in the number of compensatory units set forth next to his name. No amounts were realized by the named individual upon such vesting.

Non-Qualified Deferred Compensation

        The following table sets forth information relating to non tax-qualified deferral of compensation by the named executive officers for the year ended December 31, 2007.

Name	Executive Contributions for Year Ended December 31, 2007(1)	Aggregate Balance at Year Ended December 31, 2007
Richard S. Pzena	$692,000	$692,000
Wayne A. Palladino	—	—
John P. Goetz	603,000	603,000
A. Rama Krishna	552,000	552,000
William L. Lipsey	382,000	382,000

    (1)
    On January 1, 2007, we instituted the Bonus Plan, pursuant to which employees who earn in excess of $600,000 per year are required to defer a portion of their compensation in excess of this amount. Deferred amounts contributed by named executive officers may be invested, at their discretion, in certain of our investment strategies or a money market fund. See "Item 12—Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters—Bonus Plan."

Pension Benefits

        As of December 31, 2007, none of the named executive officers was a participant in any defined benefit pension plan, whether tax-qualified or supplemental, which was maintained by us, our operating company, or any of its affiliates.

Termination or Change of Control

        Neither we nor our operating company maintain any termination or change of control programs. However, the PIM LLC 2006 Equity Incentive Plan provides that the Compensation Committee will have the discretion to accelerate the vesting of awards granted thereunder upon the occurrence of certain events, including a change of control of us.

Director Compensation

        The following table sets forth information concerning non-employee director compensation for the year ended December 31, 2007. It is our policy not to pay director compensation to directors who are also our employees.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Steven M. Galbraith	$11,920	$54,004	$65,924
Joel M. Greenblatt	11,920	54,004	65,924
Richard P. Meyerowich	11,920	54,004	65,924
Myron E. Ullman, III	11,920	54,004	65,924

    (1)
    Beginning in 2008, each non-employee director will receive an annual retainer of $70,000, payable, at the director's option, either 100% in cash, or 50% payable in cash and 50% in shares of our Class A common stock. In 2007, each non-employee director received a pro-rated portion of the annual retainer for the time that we were a public company, or $11,920, payable 100% in cash.

    (2)
    On October 30, 2007, in connection with their initial appointment to the Board, each non-employee director received a one-time award of restricted shares of our Class A common stock with a value of approximately $54,000. The restricted stock was granted under our Pzena Investment Management, Inc. 2007 Equity Incentive Plan ("2007 Equity Incentive Plan") and will vest after a two-year period following the director's appointment to the Board, subject to continuing service on the Board at that time.

Compensation Committee Interlocks and Insider Participation

        Prior to the consummation of our initial public offering on October 30, 2007, Mr. Pzena and the Executive Committee of our operating company made all determinations regarding executive officer compensation. Currently, the Compensation Committee of our Board of Directors, which, beginning in October 2007, consists of Messrs. Galbraith, Meyerowich and Ullman, is responsible for determining executive officer compensation. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our Board of Directors or our Compensation Committee.

RELATED PARTY TRANSACTIONS

Reorganization Transactions

        Concurrently with the closing of our initial public offering on October 30, 2007, we engaged in a series of related transactions with certain of our directors, each of our executive officers and other persons and entities who became holders of 5% or more of our voting securities upon the consummation of these transactions. Each of these transactions, which we refer to collectively as the reorganization transactions, is described below.

Acquisition of Membership Units of Pzena Investment Management, LLC

        Immediately after the closing of our initial public offering on October 30, 2007, we used the net proceeds of the initial public offering to acquire 6,100,000 of the membership units of Pzena Investment Management, LLC, or the operating company, outstanding as of such date from its three non-employee members. One of the selling members, which received approximately $62,292,000 in connection with the sale of a portion of its membership units, was an entity which became a holder of more than 5% of the combined voting power of our common stock due to its acquisition of our Class B common stock in certain other reorganization transactions (as described below), and is also controlled by Joel Greenblatt (who became one of our directors in connection with our initial public offering). Another selling member was a former employee of our operating company. As a result of this acquisition of 6,100,000 membership units, we own approximately 9.5% of the outstanding membership units of the operating company.

Amended and Restated Operating Agreement of Pzena Investment Management, LLC

        In connection with our acquisition of 6,100,000 membership units of the operating company, we and the continuing members of the operating company entered into an amended and restated operating agreement for the operating company on October 30, 2007 whereby, among other things, (i) we became the managing member of the operating company; (ii) the membership units that we acquired were reclassified as Class A units and holders of Class A units were designated as Class A members; and (iii) the 57,937,910 membership units held by the continuing members, then representing 90.5% of the operating company's outstanding membership units, were reclassified as Class B units and holders of Class B units were designated as Class B members. The Class B members at that time included (i) the four members of the Executive Committee, each of whom (either individually, or in combination with their estate planning vehicles) also became holders of more than 5% of the combined voting power of our common stock due to their acquisition of our Class B common stock in the reorganization; (ii) other of the operating company's employees; and (iii) an entity which became a holder of more than 5% of the combined voting power of our common stock due to its acquisition of our Class B common stock in the reorganization, and is also controlled by Joel Greenblatt (who became one of our directors in connection with our initial public offering).

        The operations of Pzena Investment Management, LLC, and the rights and obligations of its members, are set forth in the operating company's amended and restated operating agreement, the material terms of which are described below.

Governance

        We serve as the sole managing member of the operating company. As such, we control its business and affairs and are responsible for the management of its business. We also have the power to delegate certain of our management responsibilities to an Executive Committee consisting of our Chief Executive Officer, Mr. Pzena, and the officers appointed by him to serve as members of the committee. Currently, Mr. Pzena and each of our Presidents, Messrs. Goetz, Krishna and Lipsey, serve as members of the Executive Committee.

Issuances and Transfers of Units; Voting and Economic Rights of Members

        The operating company may issue Class A units and Class B units. Class A units may only be issued to us, as the sole managing member, and are non-transferable. Class B units may only be issued to persons or entities to which we agree to issue membership units in exchange for cash or other consideration, including the services of the operating company's employees. Class B units may only be transferred to permitted transferees, subject to such conditions as we may specify. A holder of Class B units may not transfer any Class B units to any person unless he or she transfers an equal number of shares of our Class B common stock to the same transferee.

        Holders of Class B units have no voting rights, except for the right to approve amendments to the amended and restated operating agreement that adversely affects the rights of the holders of Class B units and to approve certain material corporate transactions. See "—Amendments" and "—Material Corporate Transactions."

        Each Class A unit and Class B unit entitles holders to the same economic rights. Net profits and net losses of the operating company are allocated, and distributions by the operating company are made, to members pro rata in accordance with the number of membership units they hold (whether or not vested). The operating company makes distributions to members for the purpose of funding their tax obligations in respect of the portion of the operating company's taxable income that is allocated to them. Generally, these tax distributions will be computed based on our estimate of the net taxable income of the operating company allocable per membership unit multiplied by an assumed tax rate equal to the highest combined U.S. federal, state and local tax rate applicable to any member (taking into account the deductibility of state and local taxes for U.S. federal income tax purposes). However, our operating company may not make any distributions to its members if doing so would violate any agreement to which it is then a party or any law then applicable to it, have the effect of rendering it insolvent, or result in it having net capital lower than that required by applicable law.

Coordination of Pzena Investment Management, Inc. and Pzena Investment Management, LLC

        Whenever we issue a share of our Class A common stock for cash, we will either contribute the net proceeds to the operating company in exchange for one Class A unit or purchase one Class B unit from a Class B member in exchange for such net proceeds (which Class B unit will be automatically converted into a Class A unit). Whenever we issue a share of our Class A common stock pursuant to our 2007 Equity Incentive Plan, we will contribute all of the proceeds from such issuance (if any) to the operating company, which will issue us a Class A unit with the same restrictions, if any, attached to such Class A common stock. In the event that we issue other classes or series of our equity securities, the operating company will issue, and Class B units (if any) transferred to us by its members in exchange for our newly issued equity securities will be automatically converted into, an equal amount of equity securities of the operating company with designations, preferences and other rights and terms that are substantially the same as our newly issued equity securities. Conversely, if we redeem any shares of our Class A common stock (or our equity securities of other classes or series) for cash, the operating company will, immediately prior to our redemption, redeem an equal number of Class A units (or its equity securities of the corresponding classes or series) held by us, upon the same terms and for the same price, as the shares of our Class A common stock (or our equity securities of such other classes or series) are redeemed.

        The operating company may also, from time to time, issue such other classes or series of membership units having such relative rights, powers and duties and interests in profits, losses, allocations and distributions of the operating company as may be designated by us.

        As managing member, we have agreed not to conduct any business other than the management and ownership of Pzena Investment Management, LLC and its subsidiaries, or own any other assets (other than on a temporary basis), although we may incur indebtedness and may take other actions if we determine in good faith that such indebtedness or other actions are in the best interest of Pzena Investment Management, LLC. In addition, membership units of Pzena Investment Management, LLC, as well as our common stock, will be subject to equivalent stock splits, dividends and reclassifications.

Material Corporate Transactions

        In the event that Pzena Investment Management, LLC proposes to engage in a material corporate transaction, including a merger, consolidation, dissolution or sale of substantially all of its assets, we, in our capacity as the managing member, along with a majority in interest of the holders of the Class B units, have the power and authority to approve such a transaction. In addition, in the event that we, in our capacity as the managing member, along with a majority in interest of the holders of the Class B units, determine that all (or any portion) of the Class A units and Class B units, should be sold to a third party purchaser, we have the right to compel the holders of Class B units to sell all or the same portion of their Class B units to this third party purchaser.

Exchange Rights

        Pursuant to the amended and restated operating agreement, each vested Class B unit is exchangeable for a share of our Class A common stock, subject to the exchange timing and volume limitations described below. We have reserved for issuance 68,051,906 shares of our Class A common stock, which is the aggregate number of shares of our Class A common stock that may be issued upon the exchanges of (i) the 57,937,910 Class B units that were outstanding as of December 31, 2007; (ii) the Class B units issued upon the ultimate exercise of the options to acquire 508,310 Class B units that were outstanding as of December 31, 2007; and (iii) the 9,605,686 additional Class B units that may be granted pursuant to the PIM LLC 2006 Equity Incentive Plan as of December 31, 2007.

        Holders of Class B units may exchange their vested Class B units for shares of our Class A common stock at the times and in the amounts described below.

        Managing Principals.    Each year, in the period beginning on the first effective date of the Form S-3 registration statement described under "—Resale and Registration Rights Agreement," which we refer to as the shelf registration statement, and ending on the date of the termination of employment of a managing principal (who are Messrs, Pzena, Goetz, Krishna and Lipsey) with us, a managing principal and his permitted transferees may collectively exchange up to the number of vested Class B units that equals 15% of all Class B units they collectively hold as of the first day of that year, in accordance with the timing restrictions described under "—Resale and Registration Rights Agreement." For the three-year period following the managing principal's termination, the managing principal and his permitted transferees may not exchange any of their Class B units. Thereafter, they may exchange the remainder of their Class B units when they vest, subject to the same timing restrictions.

        Other Employee Members.    Each year, in the period beginning on the first effective date of the shelf registration statement and ending on the date of termination of employment of an employee member other than our managing principals, he or she and his or her permitted transferees, may collectively exchange up to the number of vested Class B units that equals 15% of all Class B units they collectively hold as of the first day of that year, in accordance with the timing restrictions described under "—Resale and Registration Rights Agreement." For the one-year period following the employee's termination, the employee and his or her permitted transferees may not exchange any of their Class B units. Within the following six months, they may exchange vested Class B units so long as, except as may be agreed by us, the employee retains a number of vested Class B units equal to at least 25% of the number of vested Class B units collectively held by the employee and his or her permitted transferees on the date of the termination of employment with us, subject to the same timing restrictions. Thereafter, they may exchange the remainder of their Class B units when they vest, subject to the same timing restrictions.

        Non-Employee Members.    Each year, in the period beginning on the first effective date of the shelf registration statement and ending on the third anniversary of our initial public offering, the non-employee members of our operating company immediately after our initial public offering (which includes an entity controlled by Mr. Greenblatt, one of our directors) may exchange up to 15% of the Class B units they hold as of the first day of that year, in accordance with the timing restrictions described under "—Resale and Registration Rights Agreement." Thereafter, these non-employee members may sell the remainder of their Class B units, subject to the same timing restrictions.

        Exceptions.    If the amount of income taxes that employee members are required to pay due to the grant or vesting of their Class B units, the exercise of their options to acquire Class B units and/or the exchange of their Class B units for shares of our Class A common stock (whether or not they are employees at the time that the tax payment obligation arises) exceeds the net proceeds they would receive upon the sale of all shares of our Class A common stock issued to them in exchange for 15% of the Class B units that they hold as of the first day of the year with respect to which the tax is payable, then they are entitled to exchange an amount of vested Class B units, and resell an equivalent amount of shares of our Class A common stock issued upon exchange, such that the net proceeds from the sale of this amount of shares would enable them to pay all such taxes due. In addition, we may allow holders of Class B units to make exchanges in amounts exceeding those described above at any time following the effective date of the shelf registration statement, which determination may be withheld, delayed, or granted on such terms and conditions as the Board may determine, in its sole discretion.

Restrictive Covenants

        Non-Competition.    All employees who are members of the operating company have agreed not to compete with us during the term of their employment with us. In addition, each of Messrs. Pzena, Goetz and Lipsey have agreed not to compete with us for a period of three years following the termination of his employment. Under the terms of his executive employment agreement, Mr. Krishna has agreed not to compete with us for a period of 18 months following (i) his notice of resignation, which must be given six months prior to the termination of his employment with us pursuant to this agreement, or (ii) the date of any other termination of his employment with us. The other employee members have agreed not to compete with us for a period of up to six months following the termination of his or her employment, if the employee member and his or her permitted transferees collectively hold at that time more than 1% of all the Class B units outstanding and if he or she continues to receive compensation during this non-competition period.

        Non-Solicitation.    The managing principals have agreed not to solicit our clients or any other employees of Pzena Investment Management, LLC during the term of their employment and three years thereafter. Other employee members will be subject to similar non-solicitation provisions during the term of their employment and 18 months thereafter.

        Confidential Information.    All employee members have agreed to protect the confidential information of Pzena Investment Management, LLC. This covenant will survive the termination of their employment.

Forfeiture of Class B Units

        Unless otherwise determined by our Board of Directors, in its sole discretion, or previously agreed to by the employee member, his or her permitted transferees and us:

  •
  if an employee member is terminated for cause, the employee member (and, to the extent of any Class B units transferred after our initial public offering, his or her permitted transferees) would forfeit all of his, her or their unvested Class B units, if any, and a number of vested Class B units that is equal to 75% of the number of vested Class B units collectively held by the employee member and his or her permitted transferees, in each case as of the date of the termination of his or her employment,

  •
  if a managing principal breaches any of the non-competition or non-solicitation covenants described above, the managing principal (and, to the extent of any Class B units transferred after our initial public offering, his or her permitted transferees) would forfeit all of his, her or their unvested Class B units, if any, and an aggregate number of vested Class B units that is equal to 50% of the number of vested Class B units collectively held by the managing principal and his or her permitted transferees, in each case as of the earlier of the date of his or her breach or the termination of his or her employment, and

  •
  if an employee member (other than a managing principal) breaches any of the non-competition or non-solicitation covenants described above, the employee member (and, to the extent of any Class B units transferred after our initial public offering, his or her permitted transferees) would forfeit all of his, her or their unvested Class B units, if any, and a number of vested Class B units that is equal to 25% of the number of vested Class B units collectively held by the employee member and his or her permitted transferees, in each case as of the earlier of the date of his or her breach or the termination of his or her employment.

Indemnification and Exculpation

        To the extent permitted by applicable law, Pzena Investment Management, LLC will indemnify us, as its managing member, its authorized officers, its other employees and agents from and against any losses, liabilities, damages, costs, expenses, fees or penalties incurred by any acts or omissions of these persons, provided that the acts or omissions of these indemnified persons are not the result of fraud, intentional misconduct or a violation of the implied contractual duty of good faith and fair dealing, or any lesser standard of conduct permitted under applicable law.

        We, as the managing member, and the authorized officers and other employees and agents of Pzena Investment Management, LLC, will not be liable to Pzena Investment Management, LLC, its members or their affiliates for damages incurred by any acts or omissions of these persons, provided that the acts or omissions of these exculpated persons are not the result of fraud, intentional misconduct or a violation of the implied contractual duty of good faith and fair dealing, or any lesser standard of conduct permitted under applicable law.

Amendments

        The amended and restated operating agreement of Pzena Investment Management, LLC may be amended with the consent of the managing member and a majority in interest of the holders of Class B units, provided that the managing member may, without the consent of any Class B member, make certain amendments that, generally, are not expected to adversely affect Class B members.

        Notwithstanding the foregoing, no amendment may

  •
  materially and adversely affect the rights of a Class B member in a manner that discriminates against that Class B member vis-à-vis other Class B members, or increase the capital contributions obligations of a Class B member, without the consent of the affected Class B member;

  •
  modify or amend the non-competition, non-solicitation, confidentiality or vesting and forfeiture provisions in a manner that is adverse to an employee member without either the employee member's consent or, with respect to amendments that will apply to all employee members that receive 60 days prior notice of the amendment, with the approval of two-third in interest of the Class B members; or

  •
  modify or amend any provision of the agreement requiring approval of any specified group or sub-group of Class B members without obtaining the approval of that specified group or sub-group.

Tax Receivable Agreement

        On October 30, 2007, we entered into a tax receivable agreement with each holder of Class B units of Pzena Investment Management, LLC outstanding on that date. The terms of this agreement also apply to Class B units that have been or may be issued after such date to existing or new Class B members of the operating company. If applicable, any such new Class B members will become parties to this agreement.

        This agreement requires us to pay holders of Class B units 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that we actually realize (or are deemed to realize in the case of an early termination payment by us, or a change in control, as discussed below) as a result of the increases in tax basis described above and certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments thereunder. Cash savings in income tax are computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no increase in our share of the tax basis of the tangible and intangible assets of Pzena Investment Management, LLC. The term of the Tax Receivable Agreement continues until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the Tax Receivable Agreement for an amount based on an agreed-upon value of payments remaining to be made thereunder. The Tax Receivable Agreement also provides that, upon certain mergers, asset sales, other forms of business combinations or other changes of control, our (or our successors') obligations with respect to exchanged or acquired Class B units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the agreement.

Resale and Registration Rights Agreement

        On October 30, 2007, we entered into a resale and registration rights agreement with each holder of Class B units of Pzena Investment Management, LLC outstanding on that date. The terms of this agreement also apply to Class B units that have been or may be issued after such date to existing or new Class B members of the operating company. If applicable, any such new Class B members will become parties to this agreement.

        Pursuant to this agreement, any shares of Class A common stock issued upon exchange of Class B units will be eligible for resale pursuant to a registration statement on Form S-3, or the shelf registration statement, subject to the resale timing and manner limitations described below. Pursuant to this agreement, we committed to use our best efforts to:

  •
  file a shelf registration statement in order to register the resale of these shares of Class A common stock as soon as practicable after the date that we become eligible to use Form S-3 under the Securities Act, which is expected to be October 30, 2008, and

  •
  cause the SEC to declare the shelf registration statement effective as soon as practicable thereafter.

        From the first effective date of this shelf registration statement until the fourth anniversary of the consummation of our initial public offering, holders of Class B units, subject to the exchange timing and volume limitations described above under "—Amended and Restated Operating Agreement of Pzena Investment Management, LLC—Exchange Rights," will only be able to sell the shares of Class A common stock issued upon exchange in connection with a public offering, which may be an underwritten offering or a block trade. We will determine the timing and manner of these public offerings, but are required to provide for at least one public offering in each twelve-month period from the effective date of this shelf registration statement until the fourth anniversary of our initial public offering. However, if we fail to provide for a public offering by the end of any such twelve-month period, each holder of Class B units who is then eligible to exchange Class B units, may exercise its exchange right and resell the shares issued upon exchange in any manner of sale permitted under the registration statement or otherwise available to the holder. Thereafter, holders of Class B units will be able to exchange their Class B units for shares of our Class A common stock, subject to the exchange timing and volume limitations described above, and will be permitted to sell their shares in any manner, but only at times determined by us, in our sole discretion.

        We have agreed to indemnify the holders of Class B units against any losses or damages resulting from any untrue statement, or omission of material fact, in any registration statement or prospectus pursuant to which they may sell the shares of our Class A common stock that they receive upon exchange of their Class B units, unless such liability arose from the selling stockholder's misstatement or omission, and the holders have agreed to indemnify us against all losses caused by their misstatements or omissions. We will pay certain expenses incident to our performance under the registration rights agreement, and the selling stockholders will pay certain other expenses, in addition to their respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of their shares of Class A common stock pursuant to the registration rights agreement.

Issuance of Class B Common Stock

        On October 30, 2007, pursuant to the terms of our amended and restated charter, we issued Richard S. Pzena 24,728,620, Wayne A. Palladino 289,110, John P. Goetz 6,151,755, A. Rama Krishna 5,303,915, William A. Lipsey 5,537,910 and Joel M. Greenblatt 7,265,291 Class B units and the equivalent number of shares of our Class B common stock in exchange for the Class B member's payment of the par value of our Class B common stock. To the extent that the operating company has issued, or may issue, additional Class B units after such date to existing or new Class B members of the operating company, the terms of the charter provide for the issuance of the equivalent number of shares of our Class B common stock to the holders of such Class B units.

        Each share of our Class B common stock entitles its holder to five votes, until the first time that the number of shares of our Class B common stock outstanding constitutes less than 20% of the number of all shares of our common stock outstanding. After this time, each share of our Class B common stock will entitle its holder to one vote. As of December 31, 2007 our Class B common stockholders collectively held approximately 97.9% of the combined voting power of our common stock. When a Class B unit is exchanged for a share of our Class A common stock, forfeited as a result of applicable vesting provisions, or forfeited as result of a breach of any restrictive covenants contained in the operating company's amended and restated operating agreement, a corresponding share of our Class B common stock will automatically be redeemed and cancelled by us. Conversely, to the extent that we cause Pzena Investment Management, LLC to issue additional Class B units to our employees pursuant to the PIM LLC 2006 Equity Incentive Plan, or otherwise, these Class B members will be entitled to receive an equivalent number of shares of our Class B common stock.

Stockholders' Agreement Among Class B Stockholders

        On October 30, 2007, we entered into a stockholders' agreement with each holder of Class B common stock outstanding on that date. The terms of this agreement also apply to shares of Class B common stock that have been or may be issued after such date to existing or new Class B members of the operating company. If applicable, any such new Class B common stockholders will become parties to this agreement.

        Pursuant to this agreement, each of the Class B common stockholders agreed to vote all their shares of Class B common stock together on any matter submitted to our common stockholders for a vote. Prior to any vote of our common stockholders, this agreement provides for a separate, preliminary vote of the shares of Class B common stock on each matter upon which a vote of all common stockholders is proposed to be taken. In this preliminary vote, the participating Class B common stockholders may vote all of the shares of Class B common stock then owned by them in the manner that each may determine in his, her or its sole discretion. Each Class B common stockholder must then vote all of their shares of Class B common stock in accordance with the vote of the majority of the shares of Class B common stock present (in person or by proxy) and voting in this preliminary vote. In order to give effect to these voting provisions, each of these Class B common stockholders granted Mr. Pzena an irrevocable proxy to vote all their shares of Class B common stock in accordance with the vote of this majority in any vote of our common stockholders. In addition, each holder of shares of Class B common stock has agreed that:

  •
  the holder will not transfer any shares of Class B common stock to any person unless the holder transfers an equal number of Class B units to the same person; and

  •
  in the event the holder transfers any Class B units to any person, the holder will transfer an equal number of shares of Class B common stock to the same person.

        This agreement may only be amended with the consent of the holders of a majority of the shares of Class B common stock that are party to the agreement.

Other Related Party Transactions

        Additionally, set forth below is a description of certain transactions between Pzena Investment Management, LLC and certain of our directors, executive officers and beneficial owners of more than 5% of our voting securities, or their respective family members.

        Our operating company manages the personal funds of many of its employees, including each of our executive officers, pursuant to investment management agreements in which it has waived its regular advisory fees. In addition, it manages the personal funds of some of its employees' family members at reduced advisory fee rates. In 2007, the aggregate value of the fees that we waived was approximately $170,000 with respect to accounts beneficially owned by a private fund in which certain of our executive officers invest.

        In May 2006, our operating company entered into a customer services agreement with Humble Monkey, LLC, of which Mr. Pzena's brother owns approximately 10% of the equity, under which Humble Monkey provides information technology services to our operating company. The initial term of this agreement ended in May 2007 and was automatically renewable for additional one-year periods, unless earlier terminated. We renewed this agreement upon the expiration of its initial term. Prior to the execution of this agreement, Humble Monkey provided our operating company with similar services on a non-contractual basis for a number of years. For 2007, Humble Monkey billed our operating company approximately $659,890 for these services under this contract. We believe that the terms of this agreement are no less favorable than we could have obtained from an unrelated third party.

        In May 2007, our operating company entered into a customer services agreement with Storage Monkey, LLC, of which Mr. Pzena's brother owns approximately 5% of the equity, under which Storage Monkey provides disaster recovery services to our operating company. The initial term of this agreement ends in May 2008 and is automatically renewable for additional one-year periods, unless earlier terminated. Prior to the execution of this agreement, Storage Monkey provided our operating company with similar services on a non-contractual basis for a number of years. For 2007, Storage Monkey billed our operating company approximately $267,875 for these services. We believe that the terms of this agreement are no less favorable than we could have obtained from an unrelated third party.

        In January 2007, Mr. Pzena repaid in full the principal amount and all accrued interest of a loan we made to him in December 2006. The loan was for $200,000, with interest thereon accruing monthly at the short-term annual applicable federal rate for December 2006 (4.97% per annum).

        Certain of our executive officers have invested in entities that are owned or managed by our operating company. As of December 31, 2007, membership interests in Pzena Global Value Service include: a $0.1 million interest of Wayne A. Palladino and a $6.5 million interest of a private fund in which certain of our executive officers have invested in their individual capacities. The private fund also has a $6.3 million interest in Pzena International Value Service. Both Pzena Global Value Service and Pzena International Value Service are series of Pzena Investment Management International, LLC, which is managed by our operating company. Mr. Pzena also invested in the following entities, all of which are managed and co-owned by our operating company: a $1,000 initial investment in each of the Pzena Mega Cap Value Fund and the Pzena Large Cap Value Fund II, and a $2,000 initial investment in each of Pzena Emerging Market Countries Value Service and Pzena Emerging Market Focused Value Service, each a series of Pzena Investment Management International, LLC. During 2007, Mr. Pzena had a membership interest of approximately $4 million at its highest, in PAI Hedged Value Fund, LLC, which was co-owned by our operating company; this partnership was liquidated prior to December 31, 2007.

Related Person Transaction Policy

        We have adopted a policy regarding the approval of any transaction or series of transactions in which we or any of our subsidiaries is a participant, the amount involved exceeds $120,000, and a "related person" (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person must promptly disclose to our General Counsel any "related person transaction" (defined as any transaction that is required to be disclosed under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts about the transaction. The General Counsel will then assess and promptly communicate that information to the Audit Committee of our Board of Directors. Based on its consideration of all of the relevant facts and circumstances, this Board committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to this Board committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

PROPOSAL 2:    RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee has appointed Ernst & Young LLP as our independent auditors for our fiscal year ending December 31, 2008. Stockholders are being asked to ratify this action of the Audit Committee. In the event the ratification is not approved, the Audit Committee will reconsider its selection.

        Our Board of Directors recommends that stockholders vote FOR the ratification of Ernst & Young LLP as our independent auditors for our fiscal year ending December 31, 2008.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make a statement to the stockholders.

        J.H. Cohn LLP audited the consolidated financial statements of Pzena Investment Management, LLC for the year ended December 31, 2005. The audit report of J.H. Cohn LLP on the consolidated financial statements of Pzena Investment Management, LLC for the year ended December 31, 2005, dated June 6, 2007, except as noted therein, did not contain an adverse opinion or disclaimer of opinion and is not qualified or modified as to uncertainty, audit scope or accounting principles.

        In March 2007, the Executive Committee decided to change the company's independent auditors. On March 26, 2007, Pzena Investment Management, LLC engaged Ernst & Young LLP to audit its consolidated financial statements beginning for the year ended December 31, 2006. The decision to engage Ernst & Young LLP was approved by the Executive Committee of Pzena Investment Management, LLC.

        During the years ended December 31, 2006 and 2005 and through June 6, 2007, there were no "disagreements," as that term is used in Item 304 of Regulation S-K, with J.H. Cohn LLP on any matter of accounting principle, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to J.H. Cohn LLP's satisfaction, would have caused J.H. Cohn LLP to make reference thereto in its audit report on the consolidated financial statements for Pzena Investment Management, LLC for the year ended December 31, 2005. During the years ended December 31, 2006 and 2005 and through June 6, 2007, there were no "reportable events," as that term is used in Item 304 of Regulation S-K with J.H. Cohn LLP.

        During the years ended December 31, 2006 and 2005 and for the period from January 1, 2007 to March 26, 2007, Pzena Investment Management, LLC did not consult with Ernst & Young LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its consolidated financial statements. During the years ended December 31, 2006 and 2005 and for the period January 1, 2007 to June 6, 2007, Pzena Investment Management, LLC did not consult with Ernst & Young LLP regarding any matter that was either the subject of a "disagreement" or a "reportable event."

Fees Paid to Independent Registered Public Accounting Firm

        Aggregate fees for professional services rendered to us by Ernst & Young LLP for the years ended December 31, 2007 and 2006 were as follows:

	Year Ended December 31,
	2007	2006
	(in thousands)
Audit and Audit-Related Fees	$1,895	$446
Tax Fees	91	—
Other Fees	123	—

Total	$2,109	$446

        Audit and audit-related fees for 2006 were for professional services rendered for the audit of the consolidated financial statements of Pzena Investment Management, LLC. Audit and audit-related fees for 2007 were for professional services rendered for the audits of the consolidated financial statements of Pzena Investment Management, Inc., and its subsidiaries, and review procedures rendered with respect to the Company's initial public offering.

        Tax fees for 2007 were for services related to tax compliance, tax planning and tax advice.

        Other fees for 2007 related to professional services rendered for additional verification procedures in relation to the audit of the Company's subsidiaries.

Pre-Approval Policy

        The charter of our Audit Committee provides that the Audit Committee shall appoint our independent auditors and shall review and approve in advance our independent auditors' annual engagement letter, including the proposed fees contained therein, as well as all audit and all permitted non-audit engagements and relationships between us and our independent auditors. The charter of the Audit Committee further provides that audit and permitted non-audit services may be approved in advance: (i) by the Audit Committee, or by one or more members of the Audit Committee designated by the Audit Committee; or (ii) based on policies and procedures adopted by the Audit Committee, provided that (a) the policies and procedures are detailed as to the particular service, (b) the Audit Committee is informed of each service on a timely basis, (c) such policies and procedures do not include delegation of the Audit Committee's responsibilities to management, and (d) such policies and procedures are disclosed in our annual reports. To date, the Audit Committeee has not adopted any policies and procedures relating to the pre-approval of audit and permitted non-audit services.

        Notwithstanding the foregoing requirement of the charter of the Audit Committee that audit and permitted non-audit services must be approved in advance, pre-approval is not necessary for minor non-audit services if (i) the aggregate amount of all such non-audit services provided to us constitutes not more than 5% of the total revenues paid by us to our auditors during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by us at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee. We refer to the foregoing as the "De Minimus Exception." None of the services listed above for 2007 were approved pursuant to the De Minimus Exception.

OTHER MATTERS

Other Matters to be Considered at the Annual Meeting

        The Board of Directors does not know of any other business to be presented at the Annual Meeting and does not intend to bring other matters before the Annual Meeting. Under the advance notice provisions of our by-laws, for business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice of the proposal and the proposal must be in proper written form. Our by-laws define what constitutes timely notice and what constitutes proper written form for a stockholder proposal. We have not received any stockholder proposals that comply with the requirements of our by-laws as they relate to stockholders proposals and, accordingly, no stockholder proposals will be acted upon at the Annual Meeting. Should any other matters come before the meeting, the persons named in the accompanying proxy card are authorized to vote in their discretion on such matters.

Solicitation of Proxies

        We will bear the cost of solicitation of proxies from our stockholders. In addition to solicitation by mail, the directors and certain officers and employees of our Company may solicit proxies or voting instructions personally. These persons will receive no additional compensation for such services, but will be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock, and we will reimburse them for their reasonable out-of-pocket expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and NYSE reports of ownership on Form 3 and changes in ownership (including changes in ownership of derivative securities representing the right to acquire our securities) on Forms 4 and 5. Such executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

        Based on a review of such reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% stockholders were complied with in respect of our fiscal year ended December 31, 2007, except that (i) the issuance of Class B common stock and Class B units to Messrs. Goetz and Lipsey and the issuance of Class B common stock, Class B units and options to acquire Class B units to Mr. Palladino, pursuant to the amendment and restatement of Pzena Investment Management, LLC's operating agreement as of October 30, 2007, were reported one business day late; (ii) a purchase of 100 shares of the Company's Class A Common Stock by Mr. Pzena was reported late; and (iii) the acquisition of greater than 10% of the Company's Class A common stock by Pennant Capital Management, LLC on December 28, 2007 was reported late on February 21, 2008.

Stockholder Proposals for the Next Annual Meeting

        In order for a stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement relating to our next annual meeting of stockholders, it must be received by us at our office, 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary), no later than December 26, 2008.

        If a stockholder intends to present a proposal for consideration at our next annual meeting of stockholders outside the processes of Rule 14a-8, we must receive notice of such proposal at our office, 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary) no

earlier than January 20, 2009 and no later than February 19, 2009, or such notice will be considered untimely under Rule 14a-4(c)(1) of the Exchange Act and our by-laws, and our proxies will have discretionary voting authority with respect to such proposal, if it is presented at the annual meeting, without including information regarding such proposal in our proxy materials. Stockholders who intend to present a proposal for consideration at an annual meeting of stockholders outside the processes of Rule 14a-8 must comply with the requirements related thereto that are set forth in our by-laws.

        The deadlines above are calculated by reference to the mailing date of the proxy materials for this year's Annual Meeting and the date of this year's Annual Meeting. If the date of next year's annual meeting changes by more than 30 days (i.e., it is held earlier than April 20, 2009 or later than June 19, 2009), we will inform stockholders of such change, and the effect of such change on the deadlines given above, by including notice under Item 5 of Part II in our earliest possible Quarterly Report on Form 10-Q, or, if that is impracticable, by other means reasonably calculated to inform our stockholders of such change and the new deadlines.

Form 10-K of the Company

        A copy of our annual report to stockholders on Form 10-K for our fiscal year ended December 31, 2007 is enclosed with this Proxy Statement. The Form 10-K included with this Proxy Statement includes financial statements for our fiscal year ended December 31, 2007, but excludes exhibits. Our Form 10-K, including the financial statements and all exhibits, is available on our website at www.pzena.com.

        We will provide, without charge, to any holder of our shares of common stock as of the Record Date, additional copies of our Form 10-K, including the financial statements, but excluding the exhibits, for our fiscal year ended December 31, 2007. Stockholders who wish to receive an additional copy of our Form 10-K should send their requests to us at 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary). Each such request should include a statement by the person making the request that he or she is a beneficial owner of shares of our common stock as of the Record Date.

Householding Information

        The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as "householding," is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. While we do not utilize householding, some intermediaries may be householding our proxy materials and our annual reports. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise, or until you revoke your consent. If you hold your shares through an intermediary that sent a single copy of this Proxy Statement and a single copy of our annual report on Form 10-K for our fiscal year ended December 31, 2007 to multiple stockholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our principal executive offices, 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary), or call us at (212) 355-1600. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

By Order of the Board of Directors

JOAN F. BERGER Corporate Secretary

New York, New York
April 25, 2008

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, HOLDERS OF COMMON STOCK ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Pzena Investment Management, Inc. on May 20, 2008.

The shares of stock you hold as of the close of business on April 21, 2008 will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposals 1 and 2, and otherwise in accordance with the best judgment of the proxy holder.

By signing the proxy, you revoke all prior proxies and appoint Joan F. Berger and Michelle C. Houck and each of them (with full power to act without the other and with full power of substitution) as proxies to attend the Annual Meeting of Stockholders on May 20, 2008, and any adjournment thereof, to vote and act for you on all matters listed on the reverse side hereof, which are set forth in detail in the accompanying proxy statement.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

PZENA INVESTMENT MANAGEMENT, INC.

May 20, 2008

The Board of Directors recommends a vote FOR each of these nominees and a vote FOR the ratification of independent auditors.

Proposal 1 -Election of Directors				Proposal 2-Ratification of Independent Auditors Ratify the appointment of Ernst & Young LLP as independent auditors for our Company for our fiscal year ending December 31, 2008.	FOR	AGAINST	ABSTAIN
		Nominees:			☐	☐	☐
☐	FOR ALL NOMINEES	o	Richard S. Pzena
		o	Steven M. Galbraith
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o	Joel M. Greenblatt
		o	Richard P. Meyerowich
☐	FOR ALL EXCEPT (See Instructions below)	o	Myron E. Ullman

INSTRUCTIONS:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withold, as shown here: ●

When properly signed, dated and returned, this proxy will be voted in accordance with the choices specified herein.  If no choice is specified, this proxy will be voted “FOR” Proposals 1 and 2 herein.  The proxies are authorized to vote in their discretion on such other matters that may properly come before the Annual Meeting and any adjournments and postponements thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

YOUR VOTE IS IMPORTANT I plan to attend the meeting ☐
Authorized Signatures – Signature – This section must be completed for your instructions to be executed.

	Please keep signature within the box		Please keep signature within the box
Signature of Stockholder		Signature of Stockholder		Date:

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TABLE OF CONTENTS
PZENA INVESTMENT MANAGEMENT, INC. 120 West 45th Street New York, New York 10036 PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS to be held at 10:00 a.m. on May 20, 2008
THE ANNUAL MEETING
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
RELATED PARTY TRANSACTIONS
PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS
OTHER MATTERS